Exhibit 4.24

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of May 4, 2012 (this “Supplemental Indenture”), among Sally Beauty Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Holding”), and Sally Investment Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Intermediate Holdings” and, together with Holding, the “Parent Guarantors”), and Sally Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (and its successors and assigns, the “Company”), and Sally Capital Inc., a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns, the “Co-Issuer” and, together with the Company, the “Issuers”), and each existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of November 8, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6 7/8% Senior Notes due 2019 of the Issuers (the “Notes”);

WHEREAS, the Issuers, the Existing Guarantors, the Parent Guarantors and the Trustee executed that certain First Supplemental Indenture, dated as of December 20, 2011 (as amended, supplemented, waived or otherwise modified, the “First Supplemental Indenture”) whereby the Parent Guarantors became Guarantors under the Indenture;

WHEREAS, each Parent Guarantor desires to amend the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 901(8) of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.        Release of Parent Guarantees. Notwithstanding the provisions of Section 3 of the First Supplemental Indenture, Parent Guarantees will be subject to termination and discharge solely under the circumstances described in this Section 1. Any Parent Guarantor will automatically and unconditionally be released from all obligations under its Parent Guarantee, and such Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) upon the merger or consolidation of any Parent Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Parent Guarantor following the transfer of all of its assets to the Company or another Note Guarantor, (ii) upon Defeasance or Covenant Defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture or (iii) subject to Section 3(b) of the First Supplemental Indenture, upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Parent Guaranteed Obligations then due and owing.

Upon any such occurrence specified in this Section 1, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Parent Guarantee.

2.        Successors and Assigns of Parent Guarantors. All covenants and agreements in this Supplemental Indenture and the Indenture by each Parent Guarantor shall bind its respective successors and assigns, whether so expressed or not.

3.        Notices. Notice to any Parent Guarantor shall be sufficient if addressed to such Parent Guarantor care of the Company at the address, place and manner provided in Section 109 of the Indenture.

4.        Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Parent Guarantor’s Parent Guarantee or any provision contained herein.

5.        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE TRUSTEE, THE COMPANY, THE CO-ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.        Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.        Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original

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Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.        Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

9.        Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Supplemental Indenture as so modified or (ii) to be excluded, as the case may be.

10.      Separability Clause. In case any provision hereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SALLY BEAUTY HOLDINGS, INC.,
as Parent Guarantor

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	Senior Vice President and CFO

SALLY INVESTMENT HOLDINGS LLC,
as Parent Guarantor

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	Senior Vice President and CFO

SALLY HOLDINGS LLC

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	Senior Vice President and CFO

SALLY CAPITAL INC.

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	Senior Vice President and CFO

ARMSTRONG McCALL HOLDINGS L.L.C.
BEAUTY HOLDING LLC
SALLY BEAUTY INTERNATIONAL FINANCE LLC
DIORAMA SERVICES COMPANY, LLC
SALLY BEAUTY DISTRIBUTION LLC
BEAUTY SYSTEMS GROUP LLC
SALLY BEAUTY SUPPLY LLC
ARMSTRONG McCALL MANAGEMENT L.C.

SALON SUCCESS INTERNATIONAL, LLC

ARMSTRONG McCALL, L.P.
ARMSTRONG McCALL HOLDINGS, INC.
BRENTWOOD BEAUTY LABORATORIES INTERNATIONAL, INC.
BEYOND THE ZONE, INC.
COLORESSE, INC.
ENERGY OF BEAUTY, INC.
ESTHETICIAN SERVICES, INC.
FOR PERMS ONLY, INC.
HIGH INTENSITY PRODUCTS, INC.
ION PROFESSIONAL PRODUCTS, INC.
LAND OF DREAMS, INC.
MIRACLE LANE, INC.
VENIQUE, INC.
NAIL LIFE, INC.
NEW IMAGE PROFESSIONAL PRODUCTS, INC.
PROCARE LABORATORIES, INC.
SALLY BEAUTY DISTRIBUTION OF OHIO, INC.
SATIN STRANDS, INC.
SEXY U PRODUCTS, INC.
SILK ELEMENTS, INC.
TANWISE, INC.
SOREN ENTERPRISES, INC.
POWER IQ, INC.
DESIGN LENGTHS, INC.
FEMME COUTURE INTERNATIONAL, INC.
GENERIC VALUE PRODUCTS, INC.
INNOVATIONS — SUCCESSFUL SALON SERVICES
ARNOLDS, INC.
NEKA SALON SUPPLY, INC.
AERIAL COMPANY, INC.,

as Subsidiary Guarantors

By:	/s/ Mark J. Flaherty
	Name:	Mark J. Flaherty
	Title:	Senior Vice President and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President